SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Horizon Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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To our stockholders:

      You are cordially invited to our 2003 annual meeting of stockholders to be held in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas, on Tuesday, May 6, 2003, at 10:00 a.m., Central Time.

      The attached notice of annual meeting and proxy statement describe the matters to be transacted at the meeting, which includes the election of two directors, a vote to approve the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan and such other business as may properly come before the meeting.

      Our nominating committee has recommended the nomination of, and our board has approved, Edward L. Moses and Phil D. Wedemeyer for re-election to the board of directors. Our board urges you to vote for their re-election. Our board has also approved the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan and urges you to vote for the approval of the plan.

      Please sign, date and return the enclosed proxy card promptly. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

Bill J. Lam
President and Chief Executive Officer

TABLE OF CONTENTS

ELECTION OF DIRECTORS
EXECUTIVE OFFICER COMPENSATION
EXECUTIVE EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXCHANGE PROGRAM
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL TO APPROVE THE AMENDED AND RESTATED HORIZON OFFSHORE, INC. 2002 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
HORIZON OFFSHORE, INC. AUDIT COMMITTEE CHARTER
RESPONSIBILITIES
AMENDED AND RESTATED HORIZON OFFSHORE, INC. 2002 STOCK INCENTIVE PLAN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

Date:	Tuesday, May 6, 2003

Time:	10:00 a.m. (Central Time)

Place:	Board room, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas

Purpose:	(1) To elect two directors;

(2) To vote on the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan; and

(3) To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 25, 2003.

      Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

By Order of the Board of Directors

David W. Sharp
Secretary

Houston, Texas

April 11, 2003

HORIZON OFFSHORE, INC.

2500 CityWest Boulevard
Suite 2200
Houston, Texas 77042

April 11, 2003

PROXY STATEMENT

       We will begin mailing this proxy statement to our stockholders on or about April 11, 2003.

      We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 2003 annual meeting of stockholders to be held on Tuesday, May 6, 2003 at 10:00 a.m., Central Time, in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas.

Who can vote

      If you held any of our common stock at the close of business on March 25, 2003 then you will be entitled to notice of and to vote at our 2003 annual meeting. On that date, we had 26,397,068 shares of our common stock outstanding.

Quorum

      The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. We will count shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting rights

      Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting. The directors will be elected by a plurality of the shares voted. The proposed amended and restated stock incentive plan must be approved by a majority of the shares voted. All other matters are generally decided by the affirmative vote of a majority vote of the outstanding common stock, except as otherwise provided by statute, our certificate of incorporation and our bylaws. Our bylaws restrict the matters that will be presented for action before the annual meeting.

      Abstentions and broker non-votes will have no effect on any matter being voted on at the meeting. If any other matters are voted on at the meeting, an abstention as to any such matters will have the effect of a vote against the proposals. Broker non-votes as to any such matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters.

How your proxy will be voted

      The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

Granting Your Proxy

      If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and amended and restated stock incentive plan.

      We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. Our bylaws restrict the matters that will be presented for action before the annual meeting. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The person named in the enclosed proxy intends to vote in accordance with his judgment on any matters that may properly come before the meeting.

Revoking Your Proxy

      If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Proxy solicitation

      We will pay all expenses of soliciting proxies for the 2003 annual meeting. In addition to solicitations by mail, we retained Mellon Investor Services, L.L.C. to aid in the solicitation of proxies at an estimated fee of $5,500. We have also made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Certain of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Stockholder nominations and proposals

      If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to David W. Sharp, Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 by December 12, 2003, and comply with applicable federal proxy rules. In addition, our advance notification bylaw requires you to furnish timely written notice of your intent to nominate a director or bring any other matter before our annual meeting, whether or not you wish to include the proposal in next year’s proxy statement. In general, you must submit your nomination or proposal in writing to David W. Sharp, at the above address, by March 7, 2004 in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact David W. Sharp. If you fail to comply with our bylaw procedures and deadline, we may preclude presentation of the matter at the next annual meeting.

ELECTION OF DIRECTORS

General

      Our board of directors has fixed the number of directors at seven. Our board has determined that independent, non-executive directors constitute a majority of our current board and meet the independence standards proposed by the Nasdaq Stock Market, Inc. Our certificate of incorporation divides our board of directors into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The terms of Messrs. Moses and Wedemeyer will expire at the 2003 annual meeting.

      Our nominating committee has recommended the nomination of, and our board has approved, Messrs. Moses and Wedemeyer for additional three-year terms. The person named in the enclosed form of proxy intends to vote your proxy for the re-election of Messrs. Moses and Wedemeyer, unless you direct him to vote otherwise. If either Mr. Moses or Mr. Wedemeyer should decline or be unable to serve for any reason following the annual meeting, votes will instead be cast for a substitute nominee designated by our board of directors, who will meet the independence standards proposed by the Nasdaq Stock Market, Inc.

      Our board of directors has nominated and urges you to vote FOR the re-election of Messrs. Moses and Wedemeyer.

      The following table provides you with certain information, as of March 31, 2003, about Messrs. Moses and Wedemeyer and each of our other directors:

				Nominated
		Principal Occupation and Directorships	Director	for Term
Nominee	Age	in Other Public Corporations	Since	Expiring

Edward L. Moses, Jr.	66	Mr. Moses has been involved in managing his personal investments since April 2001. Previously, Mr. Moses served as President and Chief Executive Officer of Prime Natural Resources, Inc. from January 1998 until April 2001 and as a consultant to our executive management from January 1998 until December 1999. Mr. Moses served as Senior Vice President — Engineering and Production of DeepTech International Inc. from 1992 until January 1998 and as a managing director of Deepwater Production Systems, Inc. from August 1993 to January 1998.	1998	2006

				Nominated
		Principal Occupation and Directorships	Director	for Term
Nominee	Age	in Other Public Corporations	Since	Expiring

Phil D. Wedemeyer	53	Mr. Wedemeyer has been an independent consultant since he retired from Arthur Andersen LLP, our former independent public accountants, in August 2002 where he was a partner with the firm since September 1980 and provided audit and financial consulting services to clients engaged in the oil services, engineering, construction and manufacturing industries. Mr. Wedemeyer did not perform any audit services for us while at Arthur Andersen LLP. In June 2002, Arthur Andersen LLP was convicted on federal obstruction of justice charges arising from the U.S. Government’s investigation of Enron Corp., for which Arthur Andersen LLP received the maximum sentence. As a result, Arthur Andersen LLP stopped practicing before the Securities and Exchange Commission and ceased operations. Mr. Wedemeyer served as an adjunct professor of accounting at Rice University from 1993 to 1996. He is also a member of the Construction Financial Managers Association.	2003	2006

				Nominated
Continuing		Principal Occupation and Directorships	Director	for Term
Directors	Age	in Other Public Corporations	Since	Expiring

John T. Mills	55	Mr. Mills has served as Chief Financial Officer of Marathon Oil Corporation since January 2002. From September 1998 until December 2001, Mr. Mills served as Senior Vice President of Finance and Administration of Marathon Oil Corporation. Prior to joining Marathon, Mr. Mills served as Vice President of Taxes of USX Corporation.	2002	2005
Michael R. Latina	30	Mr. Latina has been an independent consultant to the oil and gas industry since July 2001. Previously, he was employed as a portfolio manager of the oil and gas investments for Stonington Management Corporation, an affiliate of Elliott International, L.P. and Elliott Associates, L.P., from January 1998 to July 2001. Mr. Latina was employed as an analyst for Stonington Management Corporation from February 1996 to December 1997 and as an investment banker in the Media and Entertainment Group of Bear, Stearns & Co., Inc. from August 1994 to February 1996. Mr. Latina is a director of Baycorp Holdings, Ltd.	2000	2005

				Nominated
Continuing		Principal Occupation and Directorships	Director	for Term
Directors	Age	in Other Public Corporations	Since	Expiring

Bill J. Lam	36	Mr. Lam has served as our President and Chief Executive Officer since December 1997. From July 1997 to November 1997, Mr. Lam was our Vice President — Operations. Prior to being employed by us, Mr. Lam held various supervisory positions for the following providers of marine construction services to the offshore oil and gas industry: Lowe Offshore, Inc. (from January 1997 to July 1997), J. Ray McDermott, S.A. (from January 1995 to January 1997) and OPI International, Inc. (from August 1990 to January 1995).	1997	2004
J. Louis Frank	66	Mr. Frank has served as our Chairman of the Board since May 2002. Mr. Frank served as Executive Vice President of Marathon Oil Corporation from January 2001 to June 2001 and held the same position from 1995 to 1998. He served as President of Marathon Ashland Petroleum LLC from 1998 to 2000.	2001	2004
Ken R. LeSuer	67	Mr. LeSuer retired in January 1999 as Vice Chairman of Halliburton Company where he was employed for over 40 years. He served as President and Chief Executive Officer of Halliburton Energy Group, Vice President of International Operations, and president of three other operating units.	2003	2004

      Our board of directors has primary responsibility for directing our management and affairs. During 2002, our board of directors held seven meetings. Each incumbent director who served in 2002 attended 75% or more of the aggregate number of meetings held during 2002 of the board of directors and committees of which he was a member.

      To provide for effective direction and management of our business, our board has established an audit committee, a compensation committee and a nominating committee. The following tables provide you with information about our audit, compensation and nominating committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

Audit
Committee Members	Functions of the Committee

*John T. Mills Edward L. Moses, Jr. Phil D. Wedemeyer	• Selects, retains and terminates our independent auditors

• Reviews the scope of audits and pre-approves any non-audit services to be performed by our internal and independent auditors

• Reviews our financial statements and annual audit

• Exercises general oversight of the integrity and reliability of our accounting and financial reporting practices and the effectiveness of our system of internal controls

• Meets with our internal and independent auditors to review their reported results, the accounting principles applied in financial reporting and assessment of internal controls

      The duties and responsibilities of our audit committee are set forth in a written charter, a copy of which is attached as Exhibit A.

Compensation
Committee Members	Functions of the Committee

*Edward L. Moses, Jr. John T. Mills Ken R. LeSuer	• Analyzes, reviews and makes recommendations to our board concerning compensation programs • Administers our stock incentive plans

Nominating
Committee Members	Functions of the Committee

*Edward L. Moses, Jr. John T. Mills Ken R. LeSuer	• Considers and recommends nominees to the board of directors for election as directors

*	Chairman

      The audit committee held four meetings in 2002. The compensation committee held two meetings in 2002. The nominating committee held one meeting in 2002.

Director Compensation

      In 2002, each member of our board of directors who was not one of our employees received an annual retainer of $25,000 plus $5,000 for serving on a committee of the board. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings.

      Each person who becomes a non-employee director also receives an option to buy 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date such person becomes a director. In addition, in each year during which at least one of our stock incentive plans is in effect and a sufficient number of shares are available under such plan, on the day following each annual meeting of stockholders, each non-employee director will receive an option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. Each stock option will become fully exercisable on the first anniversary of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened.

      If the stockholders approve the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan at the annual meeting, as described below under “Proposal to Approve the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan,” the compensation committee of our board of directors will be authorized to grant each non-employee director an option to buy up to 10,000 shares of our common stock on the date such person becomes a director and annually and options will be granted to such non-employee directors exclusively under the amended and restated stock incentive plan.

Common Stock Ownership of Principal Stockholders

      The following table provides you with information, as of March 21, 2003, regarding beneficial ownership of our common stock of each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all information set forth in the following table is based on the most recent information filed by such stockholder with the Securities and Exchange Commission and the shares are held with sole voting and investment power.

	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class

Wellington Management Company, LLP(1)	2,843,234	10.8%
75 State Street Boston, MA 02109
Geocapital, LLC(2)	2,329,589	8.8%
825 Third Avenue New York, NY 10022-7519
Elliott Associates, L.P.	2,075,209	7.9%
712 Fifth Avenue New York, NY 10019
Elliott International, L.P.	2,075,209	7.9%
c/o Midland Bank & Trust (Cayman) Post Office 1109 Georgetown, Grand Cayman, British West Indies
G. Bryan Dutt Corporation	1,618,000	6.1%
4545 Bissonnet Suite 291 Bellaire, Texas 77401
Dimensional Fund Advisors Inc.(3)	1,512,484	5.7%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401
Wall Street Associates(4)	1,480,500	5.6%
1200 Prospect Street Suite 100 LaJolla, CA 92037

(1)	In its Schedule 13G/ A, Wellington Management Company reported shared voting power with respect to 1,841,334 shares, as a result of securities ownership owned by advisory clients of Wellington Management Company.

(2)	In its Schedule 13G/ A, Geocapital reported that it has no voting power with respect to any shares.

(3)	Dimensional Fund Advisors disclaims beneficial ownership of all reported shares.

(4)	In its Schedule 13G/ A, Wall Street Associates reported sole voting power with respect to 593,900 shares, as a result of securities ownership owned by advisory clients of Wall Street Associates. Wall Street Associates disclaims beneficial ownership of all reported shares.

Common Stock Ownership of Management

      The following table provides you with information, as of March 21, 2003, regarding beneficial ownership of our common stock of each of our directors and executive officers and all of our directors and executive officers as a group. All shares are held with sole voting and investment power.

		Number of Shares
		Acquirable
	Number of	Through	Percent of
Name of Beneficial Owner	Shares(1)	Stock Options	Class

Bill J. Lam	193,940	255,000	1.7%
David W. Sharp	156,782	124,300	1.1%
R. Clay Etheridge	9,500	158,100	*
Edward L. Moses, Jr.	—	75,000	*
J. Louis Frank	26,000	10,000	*
Michael R. Latina	5,000	15,000	*
John T. Mills	5,000	—	*
Ken R. LeSuer	—	—	*
Phil D. Wedemeyer	—	—	*
All executive officers and directors as a group (9 persons)	396,222	637,400	3.9%

*	Less than 1%

(1)	Excludes shares subject to options that will be exercisable by May 20, 2003, which shares are set forth separately in the next column.

EXECUTIVE OFFICER COMPENSATION

Summary of Compensation

      The following table provides you with information about the compensation we paid to our Chief Executive Officer and to each of our other executive officers for services rendered during the fiscal year ended December 31, 2002.

Summary Compensation Table

						Long Term Compensation

						Awards		Payouts

		Annual Compensation					Securities
						Restricted	Underlying
				Other Annual		Stock	Options/	LTIP	All Other
		Salary	Bonus	Compensation		Awards	SAR’s	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(1)		($)	(#)	($)	($)(2)

Bill J. Lam	2002	$420,000	$105,000	$58,554	(3)	—	150,000 (4)	—	$10,667
President and Chief	2001	400,133	500,102	50,555	(5)	—	—	—	11,211
Executive Officer	2000	287,500	—	—		—	—	—	9,411
R. Clay Etheridge	2002	$275,000	$—	$29,358	(6)	—	33,000 (4)	—	$13,060
Executive Vice President	2001	248,500	162,757	—		—	—	—	11,637
and Chief Operating Officer	2000	209,000	—	—		—	—	—	10,695
David W. Sharp	2002	$200,000	$—	$27,543	(7)	—	29,000 (4)	—	$8,625
Executive Vice President	2001	200,000	274,328	—		—	—	—	8,550
and Chief Financial Officer	2000	200,000	—	—		—	—	—	6,960
James Devine(8)	2002	$159,750	$—	—		—	—	—	$330,000 (9)
Chairman of the Board	2001	159,750	113,313	—		—	5,000	—	—
	2000	119,562	—	—		—	55,000	—	—
J. Louis Frank(10)	2002	$116,667	—	$20,670	(11)	—	20,000	—	$1,229
Chairman of the Board	2001	22,500	—	—		—	—	—	—
	2000	—	—	—		—	—	—	—

(1)	For years in which no amounts are disclosed in this column, perquisites and other personal benefits paid to such executive officer in that year did not exceed the lesser of $50,000 or 10% of such executive officer’s salary and bonus for that year.

(2)	Comprised of (i) matching contributions to our 401(k) Plan and (ii) premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary, in each case as follows:

			Life
		401(k) Plan	Insurance
Name	Year	Contributions	Premiums

Mr. Lam	2002	$5,450	$5,217
	2001	5,100	6,111
	2000	5,100	4,311
Mr. Etheridge	2002	$5,450	$7,610
	2001	3,919	7,718
	2000	5,250	5,445
Mr. Sharp	2002	$3,300	$5,325
	2001	3,150	5,400
	2000	3,150	3,810
Mr. Devine	2002	—	—
	2001	—	—
	2000	—	—
Mr. Frank	2002	—	$1,229
	2001	—	—
	2000	—	—

(3)	Of this aggregate amount, $28,800 is attributable to an annual automobile allowance and $25,000 is attributable to an annual financial planning allowance.

(4)	Includes options granted in exchange for options cancelled in 2001 as described below under the “Compensation Committee Report on the Exchange Program.”

(5)	Of this aggregate amount, $16,800 is attributable to an annual automobile allowance and $25,000 is attributable to an annual financial planning allowance.

(6)	Of this aggregate amount, $24,000 is attributable to an annual automobile allowance.

(7)	Of this aggregate amount, $21,000 is attributable to an annual automobile allowance.

(8)	Mr. Devine resigned as Chairman of the Board on May 31, 2002 and from our board of directors on December 31, 2002.

(9)	Amount paid to Mr. Devine in connection with the amendment to his employment agreement as described below under “Executive Employment Agreements.”

(10)	Mr. Frank became our Chairman of the Board on May 31, 2002.

(11)	Of this aggregate amount, $14,000 is attributable to the portion of Mr. Frank’s annual automobile allowance that he received in 2002 and $6,670 is attributable to country club membership dues.

Stock Options

      The following table shows all stock options that we granted to our executive officers in 2002. No stock appreciating rights were granted in 2002.

Option Grants in 2002

	Individual Grants
					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total			of Stock Price Appreciation
	Underlying	Options	Exercise		for Option Term(3)
	Options	Granted	or Base
	Granted	to Employees	Price	Expiration	5%	10%
Name	(#)(1)	in 2002(2)	($/Sh)	Date	($)	($)

Bill J. Lam	150,000	16.4%	$6.60	2/4/12	$622,606	$1,577,805
R. Clay Etheridge	33,000	3.6%	$6.60	2/4/12	$136,973	$347,117
David W. Sharp	29,000	3.2%	$6.60	2/4/12	$120,370	$305,042
James Devine	—	—	—	—	—	—
J. Louis Frank	20,000	2.2%	$9.05	6/3/12	$113,830	$288,467

(1)	Includes options granted in exchange for options cancelled in 2001 as described below under the “Compensation Committee Report on the Exchange Program.”

(2)	Each respective percentage includes all options granted to that executive officer in 2002.

(3)	We have calculated the appreciation over the term of the options, beginning with the exercise price of each respective option.

      The following table shows all outstanding stock options held by each of our executive officers as of December 31, 2002, none of which were in the money. None of our executive officers exercised stock options in 2002.

Options at December 31, 2002

Number of Securities
Underlying Unexercised
Options/SARs
at Fiscal Year End(#)

Exercisable/
Name	Unexercisable

Bill J. Lam	221,250/78,750
R. Clay Etheridge	148,200/19,800
David W. Sharp	115,600/17,400
James Devine	203,332/16,668
J. Louis Frank	—/20,000

EXECUTIVE EMPLOYMENT AGREEMENTS

      We have entered into employment agreements with all of our current executive officers and Mr. Devine. All such contracts contain agreements of the executive officers and Mr. Devine to refrain from using or disclosing confidential information. Each agreement with our executive officers contains an agreement of the executive officer to refrain from competing with us in specified geographic areas during the officer’s employment and for one year after the termination of such officer’s employment.

      On June 1, 2001, we entered into an employment agreement with Mr. Lam, which has a term expiring on May 31, 2005 that will automatically extend for an additional year unless Mr. Lam notifies us prior to May 15, 2003 of his intent not to extend such term. The agreement provides for a minimum annual base salary of $400,000, which is increased annually by the greater of five percent or the increase in the consumer price index. Mr. Lam is entitled to an annual bonus of not less than 25% of his annual base salary, which will be increased to 100% of his annual base salary upon attainment of performance goals set by our board. Additional benefits under the agreement include $1.5 million in life insurance and an annual financial planning allowance of $25,000 and automobile allowance of $28,800. If we terminate the agreement for any reason other than for cause, as defined in the agreement, or if Mr. Lam terminates the agreement for good reason, as defined in the agreement, he is entitled to: (i) a lump sum payment equal to three times his annual base salary at the time of termination; (ii) immediate vesting of any stock options or other equity based awards issued prior to termination; (iii) continued participation in benefits plans for three years from termination; (iv) continued payment of the automobile allowance for three years; and (v) a pro rata bonus based on the amount Mr. Lam would have received based on the level of achievement of the applicable performance goals through the end of the fiscal quarter in which the termination occurs. In the event payments or benefits to Mr. Lam are subject to excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay to Mr. Lam an additional amount so that the net amount retained by him after deduction of any excise tax, together with any interest or penalties, shall be equal to the value of such payments or benefits.

      The employment agreement with Mr. Etheridge has a term expiring on August 31, 2004 and provides for a minimum annual base salary of $275,000. Mr. Sharp’s employment agreement provides for a term expiring on March 31, 2004 and a minimum annual base salary of $200,000. We may terminate each of Messrs. Etheridge and Sharp’s employment at any time for cause or for breach of the employment agreement.

      On May 31, 2002, we entered into an employment agreement with Mr. Frank, which has a term expiring on May 31, 2004 that will automatically extend for an additional year unless Mr. Frank notifies us prior to May 15, 2004 of his intent not to extend such term. The agreement provides for an annual base salary of $200,000. In addition, Mr. Frank received an option, which vests annually in three equal increments, to purchase 20,000 shares of our common stock, and each year during the term of his employment agreement, will receive an additional option, which vests annually in three equal installments, to purchase 20,000 shares of our common stock. The agreement also provides Mr. Frank with an annual bonus to be determined by our board of directors of not less than 20% of his annual base salary and an annual automobile allowance of $24,000. If we terminate the agreement for any reason other than for cause, as defined in the agreement, or if Mr. Frank terminates the agreement for good reason, as defined in the agreement, he is entitled to: (i) a lump sum payment equal to two times his annual base salary at the time of termination; (ii) immediate vesting of any stock options or other equity based awards issued prior to termination; (iii) continued participation in benefits plans for two years from termination; (iv) continued payment of the automobile allowance for two years; and (v) a pro rata bonus based on the amount Mr. Frank would have received based on the level of achievement of the applicable performance goals through the end of the fiscal quarter in which the termination occurs. In the event payments or benefits to Mr. Frank are subject to excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay to Mr. Frank an additional amount so that the net amount retained by him after deduction of any excise tax, together with any interest or penalties, shall be equal to the value of such payments or benefits.

      On October 11, 1999, we entered into an employment agreement with Mr. Devine which we amended to provide for a term of employment until October 31, 2003 and a salary of $150,000 per year. In 2002, we amended Mr. Devine’s agreement again in connection with his resignation from our board, which was effective as of January 1, 2003. In connection with this amendment, Mr. Devine was entitled under his employment agreement to: (i) a lump sum payment equal to three times his annual base salary at the time of termination; (ii) immediate vesting of his stock options; and (iii) continued participation in benefits plans for three years from termination. We have paid Mr. Devine $330,000 and agreed to pay him $112,000 in 2003 in connection with amending his agreement. Mr. Devine’s current employment agreement provides for a term of employment until December 31, 2005 and an annual salary of $15,000.

In addition, Mr. Devine was granted an option, which vested on January 1, 2003, to purchase 4,611 shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the compensation committee are Messrs. Moses, Mills and LeSuer. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 2002, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      Our board of directors granted the compensation committee the authority, among other things, to review, analyze and recommend compensation programs to our board of directors and to administer and grant awards under our stock incentive plans. All of the members of the compensation committee meet the independence standards under proposed Nasdaq Stock Market, Inc. rules.

      The compensation committee has structured its executive compensation policies to:

•	Reflect the company’s financial performance and market expansion during the year;

•	Emphasize performance-based compensation that balances rewards for short-term and long-term results;

•	Provide a competitive level of compensation that will assist us in attracting and retaining qualified executives; and

•	Link executive compensation to the interests of our stockholders.

      During 2002, our executive compensation program was comprised primarily of salaries and long-term incentives in the form of stock options. None of our executive officers received bonuses in 2002, except for Mr. Lam, who received a bonus in accordance with the terms of his employment agreement, which is described above under “Executive Employment Agreements.” Our compensation was intended to reflect a challenging year in which we were not profitable because of a non-cash write down of one of our vessels and a difficult market primarily as a result of profit margins in the U.S. Gulf of Mexico remaining under competitive pressure due to reduced industry demand for our services.

Salary

      We have entered into employment agreements with each of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. The agreements establish the base salary for each officer during the term of the agreement. You can find further information regarding the employment agreements of the executive officers under “Executive Employment Agreements,” above. We based the salaries in part on compensation levels necessary to attract and retain these executive officers and overall competitive market conditions. We will review the salaries for the executives annually and, if appropriate, adjust them based on individual performance, increases in general levels of compensation for executives at comparable companies and our overall financial results.

Bonuses

      We may pay annual cash incentive bonuses to our executives in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals.

Stock-Based Incentive Compensation

      We provide long-term incentives to our executives in the form of stock options under our stock incentive plans. We believe that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders while enhancing our ability to attract and retain individuals of exceptional talent necessary for our continued success.

      During 2002, we also issued options in exchange for options that had been cancelled in 2001, as explained below in the “Compensation Committee Report on the Exchange Program.”

Position Regarding Compliance with Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of our executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deduction limitation in 2002, the compensation committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

Compensation for the Chief Executive Officer

      We paid Mr. Lam a salary of $420,000 and a bonus of $105,000 in 2002 in accordance with the terms of his employment agreement, which is described above under “Executive Employment Agreements.” Under his employment agreement, Mr. Lam is entitled to an annual bonus of not less than 25% of his annual base salary. In February 2002, we granted Mr. Lam an option to purchase 150,000 shares of our common stock in exchange for him canceling incentive options to purchase the same number of shares in 2001, as described in the “Compensation Committee Report on Exchange Program.”

COMPENSATION COMMITTEE REPORT ON EXCHANGE PROGRAM

      The deterioration in the price of our common stock that occurred in mid-2001 strongly undercut the incentive value of options granted in 2001 under our stock incentive plan. The decrease in offshore oil and gas activity in the U.S. Gulf of Mexico in mid-2001 generally depressed the stock prices of oil and gas services companies operating in the Gulf. Because we believe our stock incentive plan is an important element in our ability to attract, retain and provide incentives to our officers and other key employees, we granted our executive officers and employees the ability to cancel stock options granted to them in June 2001 in exchange for receiving replacement options more than six months later with an exercise price equal to the fair market value at that time. The replacement options were granted on February 4, 2002 and expire on February 4, 2012. Forty percent of the options vested on the date of grant, 30% vested on February 4, 2003 and the balance vest on February 4, 2004.

      Except for the exchanges described in this report, no other repricing has occurred during the last ten years. In May 2002, we adopted, and our stockholders approved, a new stock incentive plan which prohibits repricing arrangements in the future without first obtaining stockholder approval. We will not implement an option exchange program under our new plan without stockholder approval.

Ten-Year Option/SAR Repricings

		Securities Underlying	Market Price	Exercise Price		Length of Original
		Number of	of Stock at Time	at Time		Option Term
		Options/SARs	of Repricing	of Repricing		Remaining at
		Repriced or Amended	or Amendment	or Amendment	New Exercise	Date of Repricing
Name	Date	(#)	($)	($)	Price	or Amendment

Bill J. Lam	June 1, 2001	150,000	6.60	18.00	6.60	6/1/11
R. Clay Etheridge	June 1, 2001	33,000	6.60	18.00	6.60	6/1/11
David W. Sharp	June 1, 2001	29,000	6.60	18.00	6.60	6/1/11

The Compensation Committee

Edward L. Moses, Jr.	John T. Mills	Ken R. LeSuer

AUDIT COMMITTEE REPORT

      The audit committee is comprised of three members of our board of directors, Messrs. Mills, Moses and Wedemeyer, and operates under a written charter adopted by our board of directors. In March 2003, our board approved a revised charter, a copy of which is attached as Exhibit A. The revisions incorporate new requirements under the Sarbanes-Oxley Act of 2002, related final and proposed regulations of the Securities and Exchange Commission (SEC) and proposed rules of the Nasdaq Stock Market, Inc. (Nasdaq). Messrs. Mills, Moses and Wedemeyer meet the current independence standards promulgated by Nasdaq and the independence standards under proposed Nasdaq and SEC regulations.

      Management has the primary responsibility for the company’s systems of internal controls and the overall financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the company’s financial statements.

      In fulfilling its responsibilities under its charter during 2002, the audit committee reviewed and discussed the company’s audited financial statements with management, which has the primary responsibility for the financial statements, and the company’s independent accountants, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The audit committee also reviewed all fees paid to the independent auditors and has considered whether the rendering of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. These fees are described immediately following this report.

      The audit committee reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from the company.

      Based on the review and discussions stated above, and subject to the limitations on the role and responsibilities of the audit committee referred to in its charter, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2002.

      In accordance with the requirements of its charter, the audit committee has selected PricewaterhouseCoopers LLP, certified public accountants, as our company’s independent auditors for the fiscal year ending December 31, 2003.

The Audit Committee

John T. Mills	Edward L. Moses	Phil D. Wedemeyer

Independent Auditors Fees

      On June 14, 2002, we discontinued the engagement of Arthur Andersen LLP as our independent auditors, and on June 19, 2002 engaged PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2002. The following table lists the aggregate fees and costs billed by Arthur Andersen LLP and PricewaterhouseCoopers LLP to us for the 2001 and 2002 services identified below:

	Amount Billed

	2001		2002

Audit Fees	$157,000	(1)	$280,700	(2)
Audit-Related Fees(3)	—		—
Tax Fees(4)	—		—
All Other Fees	75,000	(5)	47,000	(6)

Total	$232,000		$327,700

(1)	Relates to services rendered by Arthur Andersen LLP in connection with reviewing our interim financial statements for the fiscal year ending 2001 and auditing our annual financial statements for that fiscal year.

(2)	Of this aggregate amount, $12,000 is attributable to fees billed by Arthur Andersen LLP for audit services in connection with their review of our interim financial statements for the first quarter of 2002. The balance of such amount is attributable to fees billed by PricewaterhouseCoopers LLP for audit services in connection with their review of our interim financial statements for the second and third quarters of fiscal year ending 2002 and the fiscal 2002 year-end audit.

(3)	For the fiscal years 2001 and 2002, Arthur Andersen LLP and PricewaterhouseCoopers LLP did not provide us with any audit-related services.

(4)	For the fiscal years 2001 and 2002, Arthur Andersen LLP and PricewaterhouseCoopers LLP did not provide us with any tax services.

(5)	Relates to services rendered by Arthur Andersen LLP in connection with our offerings of securities in 2001 and auditing our 401(k) Plan.

(6)	Of this aggregate amount, $32,000 is attributable to fees billed by Arthur Andersen LLP for rendering services in connection with our securities offering in the first quarter of 2002. The balance of such amount is for services rendered by PricewaterhouseCoopers LLP in connection with auditing our 401(k) plan.

RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

      On June 14, 2002, the audit committee approved discontinuing the engagement of Arthur Andersen LLP as the company’s independent auditors and engaging PricewaterhouseCoopers LLP to serve as the company’s independent auditors for the fiscal year ending December 31, 2002. Arthur Andersen LLP’s reports on the company’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the company’s fiscal years ended December 31, 2001 and 2000 and through June 14, 2002, there were no disagreements between the company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with Arthur Andersen LLP’s report on the company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. During the fiscal years ended December 31, 2001 and 2000 and through June 14, 2002, the company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The firm of PricewaterhouseCoopers LLP, independent accountants, has been the auditors for the company since June 19, 2002. The audit committee has selected PricewaterhouseCoopers LLP to serve as the company’s independent auditors for the fiscal year ending December 31, 2003.

      A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED

HORIZON OFFSHORE, INC. 2002 STOCK INCENTIVE PLAN

General

      The stockholders approved the Horizon Offshore, Inc. 2002 Stock Incentive Plan at last year’s annual meeting of stockholders. Our board of directors believes that the growth of our company depends upon the efforts of our directors and that amending the plan so that directors may receive options to purchase up to 10,000 (instead of 5,000) shares of our common stock at the time of joining our board and annually will provide an effective means of attracting and retaining qualified directors while enhancing their long-term focus on maximizing stockholder value. The Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan (the Plan) has been adopted by our board of directors, subject to approval by the stockholders at the annual meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this proxy statement as Exhibit B.

Purpose of the Proposal

      Our board of directors believes that providing directors with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing stockholder value. Our board believes that the approval of the Plan is necessary to provide our company with the continued ability to attract, retain and motivate directors in a manner that is tied to the interests of stockholders.

Summary of Changes

•	Grants of options to purchase our common stock to our outside directors will no longer be issued under the 1998 Stock Incentive Plan of Horizon Offshore, Inc, but will be issued under the Plan.

•	Outside directors will be granted options to purchase up to 10,000 (instead of 5,000) shares of our common stock upon joining the Board and annually.

Terms of the Plan

      Administration of the Plan. The compensation committee of our board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, our compensation committee may delegate its authority to appropriate personnel of our company.

      Eligibility. Officers and key employees of our company (including officers who are also directors of our company) will be eligible to receive awards (Incentives) under the Plan when designated as plan participants. Our company currently has approximately 4 executive officers and 160 key employees eligible to receive Incentives under the Plan. Over the past several years our company has granted stock awards to all of its officers and approximately 200 key employees under our current stock incentive plan. In addition, directors of our company who are not employees of our company (Outside Directors) may be granted non-qualified stock options under the Plan when they join our board and on an annual basis thereafter. There are currently five Outside Directors. The Plan also permits consultants and advisors to receive Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the Code);

•	non-qualified stock options;

•	restricted stock; and

•	other stock-based awards.

      Shares Issuable Through the Plan. A total of 2,300,000 shares of common stock are authorized to be issued under the Plan, representing approximately 8.7% of the outstanding shares of common stock. The closing sale price of a share of common stock, as quoted on the Nasdaq National Market on March 28, 2003 was $3.38.

      Limitations and Adjustments to Shares Issuable Through the Plan. Incentives relating to no more than 400,000 shares of common stock may be granted to a single participant in one calendar year. In addition, an aggregate of no more than 200,000 shares of common stock may be issued as restricted stock or other stock-based awards.

      For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares of common stock that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants’ tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the Plan is satisfied by tendering shares of common stock, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. However, no more than 2,300,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code, and shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 2,300,000 share limit applicable to incentive stock options.

      Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

      Amendments to the Plan. Our board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Plan;

•	increase the number of shares of common stock that may be issued under the Plan;

•	materially expand the classes of persons eligible to participate in the Plan; or

•	authorize the Company to reprice outstanding stock options.

      No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

      Types of Incentives. Each of the types of Incentives that may be granted under the Plan is described below:

      Stock Options. Our compensation committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. Except for adjustments permitted in the Plan to protect against dilution, the option exercise price may not be adjusted (repriced), and new stock options may not be issued in exchange for the surrender of outstanding stock options, unless approved by the shareholders. Our compensation committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by our compensation committee; provided that the term of an option may not exceed 10 years. Our compensation committee may accelerate the exercisability of any stock option at any time. Our compensation committee may also approve the purchase by us of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

      The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by our company; or in any other manner authorized by our compensation committee.

      Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

      Restricted Stock. Shares of common stock may be granted by our compensation committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the restricted period). Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period must be at least one year, with incremental vesting of portions of the award allowed. All shares of restricted stock will be subject to such restrictions as our compensation committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares.

      Other Stock-Based Awards. The Plan also authorizes our compensation committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). Our compensation committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock, except that our compensation committee may make special grants of other stock-based awards with respect to an aggregate of up to 100,000 shares of common stock (subject to adjustment as permitted in the Plan) that do not meet the minimum vesting requirements.

      Performance-Based Compensation Under Section 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) (as described under “Compensation Committee Report on Executive Compensation”). Grants of any restricted stock or other stock-based awards that our company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria applied to the company, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by our compensation committee, relative to internal goals, or relative to levels attained in prior years.

      Our compensation committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

      Termination of Employment. If an employee participant ceases to be an employee of our company for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by our compensation committee and described in the Incentive agreement.

      Change of Control. In the event of a change of control of our company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.

      In addition to the foregoing, upon a change of control our compensation committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, our compensation committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to our company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as our compensation committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.

      Transferability of Incentives. The Incentives awarded under the Plan may not be transferred except

•	by will;

•	by the laws of descent and distribution;

•	pursuant to a domestic relations order; or

•	in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant and/or immediate family members, if permitted by our compensation committee and if so provided in the stock option agreement.

      Payment of Withholding Taxes. Our company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to our compensation committee’s right of disapproval.

      Grants to Outside Directors. If our stockholders approve the Plan at the annual meeting, as long as the Plan remains in effect and shares of common stock remain available for issuance hereunder, each Outside Director will be automatically granted a non-qualified stock option to purchase up to 10,000 shares of common stock on the day following our annual meeting of stockholders. An Outside Director who joins our board other than at the time of the annual meeting will also receive a non-qualified option to acquire up to 10,000 shares at the time of joining the board. The exact number of options that an Outside Director will receive will be set from time to time by our compensation committee.

      The options granted to Outside Directors generally become exercisable one year after grant and have a term of ten years. The per share exercise price of the options granted to Outside Directors will be equal to the fair market value of a share of common stock on the date of grant. If an Outside Director ceases to serve on our board because of retirement from our board on or after reaching age 65 or after completing five years of service, exercisable options that have become exercisable at the time of retirement must be exercised within five years following retirement. If an Outside Director’s service terminates for any other reason, exercisable options must be exercised within one year. Options that have not become exercisable at the time of termination of board service will be forfeited.

Awards to be Granted

      Grants of awards to key employees, officers, consultants and advisors will be made in the future by our compensation committee as necessary to attract and retain key personnel.

      In addition, if our stockholders approve the Plan at the annual meeting, while the Plan is in effect and to the extent that shares of common stock remain available for issuance thereunder, Outside Directors will continue to receive options to purchase up to 10,000 shares under the Plan (with the actual number to be determined by the compensation committee) following each annual meeting of stockholders and upon joining the board, if other than by election at an annual meeting of stockholders.

Federal Income Tax Consequences of Stock Options

      Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

      When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, our company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

      An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the “holding periods”). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.

      If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

      If, upon a change in control of our company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment”, with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and our company will be denied any deduction with respect to such excess parachute payment.

      The Board unanimously recommends that the stockholders vote FOR the proposed Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information regarding common stock authorized for issuance under our equity compensation plans as of December 31, 2002:

	Number of		Number of Securities
	Securities to Be		Remaining Available for
	Issued Upon	Weighed-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants	Options, Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b)	(c)(2)

Equity Compensation Plans Approved by Security Holders	2,718,220	$8.59	2,319,000
Equity Compensation Plans Not Approved by Security Holders(1)	—	—	—

Total	2,718,220	$8.59	2,319,000

(1)	Our equity compensation program does not include any equity compensation plans (including individual compensation arrangements) under which common stock is authorized for issuance that were adopted without the approval of stockholders.

(2)	Of the shares remaining for issuance under our equity compensation plans, no more than 200,000 shares may be issued as restricted stock or other stock based awards (which awards are valued in whole or in part on the value of the shares of our common stock under each plan).

PERFORMANCE GRAPH

      The graph and corresponding table below compares the total stockholder return on our common stock since our initial public offering on April 1, 1998 until December 31, 2002 with the total return on the S&P 500 Index and our Peer Group Index for the same period. Our Peer Index Graph consists of Global Industries, Ltd., Stolt Comex Seaway S.A., Cal Dive International, Inc., Coflexip Stena Offshore Group, S.A. and McDermott International, Inc. The information in the graph is based on the assumption of a $100 investment on April 1, 1998 at the initial public offering price of $13 per share.

Total Stockholder Return

	April 1,	December 31,	December 31,	December 31,	December 31,	December 31,
	1998	1998	1999	2000	2001	2002

Horizon Offshore, Inc	$100.0	$42.31	$41.38	$151.92	$58.00	$38.31
Peer Group Index	$100.0	$46.46	$56.47	$66.02	$49.67	$27.28
S & P 500 Index	$100.0	$110.87	$132.51	$119.08	$103.55	$79.35

CERTAIN TRANSACTIONS

      In August 1998 we entered into a master services agreement with Odyssea Marine, Inc. (Odyssea) to charter certain marine vessels from Odyssea. During the 2002 fiscal year, Odyssea billed us $18.3 million and we paid Odyssea $14.7 million for services rendered under the agreement. As of December 31, 2002, we owed Odyssea $4.2 million for services rendered.

      We have entered into a registration rights agreement with Elliott Associates, L.P. and Elliott International, L.P. (together, the “Elliott Companies”) pursuant to which the Elliott Companies have limited rights to require us to register under the Securities Act of 1933 shares of our common stock owned by them. The Elliott Companies are entitled to three demand registrations. If either of the Elliott Companies makes such a demand, the other is entitled to include its shares in such registration. If we propose to register any shares of our common stock under the Securities Act in connection with a public offering, either of the Elliott Companies may require us to include all or a portion of the shares of common stock held by them.

      In October 2000, we loaned $142,000 to R. Clay Etheridge, an Executive Vice President and our Chief Operating Officer, evidenced by a promissory note with an annual interest rate of 6.1%. The promissory note and any accrued interest is payable on the earlier to occur of October 2010 or 90 days after Mr. Etheridge ceases to be a company employee. If Mr. Etheridge does not default under the note, his obligation to repay the note is limited to amounts he receives (after subtracting the exercise price) from the sale of 20,000 shares of our common stock that he may acquire pursuant to options granted under our 1998 Stock Incentive Plan having a per share exercise price of $5.94. Mr. Etheridge has not made any payments under the promissory note.

      In April 2002, we loaned $110,000 to Bill J. Lam, our President and Chief Executive Officer. In May 2002, we loaned $80,000 to David W. Sharp, an Executive Vice President and our Chief Financial Officer. As of March 2003, each of these loans was repaid, together with interest at 3.0%.

      In accordance with the Sarbanes-Oxley Act of 2002, we will not enter into any additional loan transactions with our executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. We believe that, during 2002, our directors and executive officers complied with all these filing requirements.

By Order of the Board of Directors

David W. Sharp
Secretary

Houston, Texas

April 11, 2003

EXHIBIT A

HORIZON OFFSHORE, INC.

AUDIT COMMITTEE CHARTER

Organization

      The audit committee will be appointed by the Board of Directors and will consist of a minimum of three directors. All audit committee members will be independent under the standards proposed by the Nasdaq Stock Market (“Nasdaq”), and shall also satisfy Nasdaq’s more rigorous independence requirement for members of the audit committee. All audit committee members will have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member will be an audit committee financial expert.

RESPONSIBILITIES

      The primary responsibility of the audit committee will be to assist the board of directors in its oversight of the integrity of Horizon’s financial statements, its system of financial reporting, auditing, controls and legal compliance, of the independence and qualifications of the independent auditors, and monitoring the performance of the Company’s independent auditors and internal audit function. In fulfilling this responsibility, the audit committee will have oversight responsibility for Horizon’s financial statements and its financial reporting process, systems of internal accounting and financial controls, internal disclosure controls and the annual independent audit of its financial statements.

      In carrying out their duties, the audit committee will have the authority and responsibility to:

•	Select, retain and terminate, in the audit committee’s sole discretion, the firm of independent auditors to audit Horizon’s financial statements. The audit committee will have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The audit committee will also have the sole responsibility to approve all audit engagement fees and terms and the audit committee must preapprove any non-audit service provided to the Company by the Company’s independent auditor.

•	Meet with the independent auditors and financial management to review the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized.

•	To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information.

•	To discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements.

•	Review with financial management and the independent auditors the Company’s financial reporting and accounting standards, principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including other alternatives to, and the rationale for, the decisions made.

•	Review with financial management the Company’s internal system of audit financial controls and the results of any internal audits.

•	On at least an annual basis, obtain from the independent auditors a written report delineating all their relationships with the Company consistent with generally accepted auditing standards, as well as describing their internal quality-control procedures, any material issues raised by their most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more

A-1

independent audits carried out by the firm, and any steps taken to deal with such issues. In addition, the committee will review and discuss with the independent auditors the report, and the nature and scope of any disclosed relationships or professional services, or any other relationships that may adversely affect the independence of the auditor, and any material issues relating to the independent auditor’s internal quality-control.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interests, or adherence to standards of business conduct required in the policies of the Company. In connection with these reviews, the audit committee will meet, as it deems appropriate, with management, legal counsel and employees.

      The committee will report its recommendations to the board of directors after each committee meeting. The committee will review at least annually the adequacy of this charter and recommend any proposed changes to the board of directors for approval.

Advisors

      The audit committee will have the power to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the audit committee, for payment of compensation to the outside auditor for purpose of rendering or issuing an audit report and to any advisors employed by the audit committee.

Investigations; Complaints

      The audit committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities. In addition, the committee shall establish procedures for the receipt, retention, and treatment of complaints regarding the Company’s accounting, internal accounting controls, and auditing matters in accordance with all applicable legal requirements.

Annual Report

      The audit committee will make an annual report, which will be included in the proxy statement for the annual meeting of stockholders. In the report the audit committee will state whether it performed its annual tasks described above.

Limitations

      The audit committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any of its powers in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its stockholders.

      The audit committee is not responsible for preparing the Company’s financial statements, planning or conducting the audit of such financial statements, determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, or assuring compliance with applicable laws or the Company’s policies, procedures and controls, all of which are the responsibility of management or the independent auditors. The audit committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the independent auditors. In connection with the audit committee’s oversight functions, the audit committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the independent auditors.

      In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

A-2

EXHIBIT B

AMENDED AND RESTATED HORIZON OFFSHORE, INC.

2002 STOCK INCENTIVE PLAN

      1.     Purpose. The purpose of the 2002 Stock Incentive Plan (the “Plan”) of Horizon Offshore, Inc. (“Horizon”) is to increase stockholder value and to advance the interests of Horizon and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, directors and consultants or advisors to the Company and to strengthen the mutuality of interests between such employees, officers and directors and Horizon’s stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, $1.00 par value per share, of Horizon (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Horizon owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

      2.     Administration.

      2.1     Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of Horizon or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

      2.2     Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

      3.     Eligible Participants. Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of Common Stock on the date of grant. Directors who are not also employees of the Company (“Outside Directors”) may participate in the Plan only as specifically provided in Section 10 hereof.

      4.     Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock and (d) Other Stock-Based Awards (as defined in Section 8 hereof).

      5.     Shares Subject to the Plan.

      5.1     Number of Shares. Subject to adjustment as provided in Section 11.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 2,300,000 shares.

      5.2     Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

      5.3     Limitations on Awards. Subject to Section 11.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,300,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the option exercise price or withholding taxes shall have no effect on this limitation.

B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 400,000.

C. The maximum number of shares of Common Stock that may be issued as restricted stock and Other Stock-Based Awards (as defined in Section 8) shall be 200,000 shares.

      5.4     Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

      6.     Stock Options. A stock option is a right to purchase shares of Common Stock from Horizon. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

      6.1     Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

      6.2     Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 11.5.

      6.3     Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of 10 years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 11.10.

      6.4     Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in

Section 11.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

      6.5     Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

      6.6     Repricing. Except for adjustments permitted under Section 11.5, or actions permitted to be taken under Section 11.10C., (a) the option exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant and (b) an outstanding stock option that has been granted under the Plan may not, as of any date that such stock option has an exercise price that is less than the current Fair Market Value of a share of Common Stock, be surrendered in exchange for a new stock option with a lower exercise price, for shares of restricted stock, for an Other Stock-Based Award, for cash, or for Common Stock, unless approved by the shareholders.

      6.7     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Horizon or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

      7.     Restricted Stock.

      7.1     Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

      7.2     The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 11.3 and under the conditions described in Section 11.10 hereof.

      7.3     Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Horizon Offshore, Inc. 2002 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Horizon Offshore, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

      7.4     Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

      7.5     Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 11.5 due to a recapitalization or other change in capitalization.

      7.6     Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

      7.7     Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

      8.     Other Stock-Based Awards.

      8.1     Grant of Other Stock-Based Awards. Subject to the limitations described in Section 8.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options or restricted stock in Sections 6 and 7) the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

      8.2     Limitations. Other Stock-Based Awards granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted, and further provided that the Committee may make special awards under this Section 8 with respect to an aggregate of no more than 100,000 shares of Common Stock, as adjusted under Section 11.5, which special awards shall not be subject to any minimum vesting requirements.

      9.     Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Horizon, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

      10.     Stock Options for Outside Directors.

      10.1     Grant of Options. For as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, the following grants shall be made to Outside Directors:

A. On the day following the annual meeting of stockholders of Horizon, each Outside Director shall be automatically granted non-qualified stock options to purchase up to 10,000 shares of Common Stock, the exact number of which shall be set each year by the Committee; and

B. If a person first joins the Board of Directors as an Outside Director on a date other than the annual meeting of stockholders of Horizon, such Outside Director shall be automatically granted an option to purchase up to 10,000 shares of Common Stock, the exact number of which shall be set by the Committee.

      10.2     Exercisability of Stock Options. Subject to the Committee’s right to accelerate the exercisability of any stock option and subject to the Committee’s rights under Section 11.10, the stock options granted to Outside Directors under this Section 10 shall be exercisable one year after the date of grant and shall expire ten years following the date of grant.

      10.3     Exercise Price. The Exercise Price of the Stock Options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.5 hereof.

      10.4     Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that in the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service. Notwithstanding the foregoing, no stock options may be exercised later than ten years after the date of grant.

      11.     General.

      11.1     Duration. Subject to Section 11.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

      11.2     Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

      11.3     Effect of Termination of Employment or Death. Except as provided in Section 10.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

      11.4     Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

      11.5     Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

      11.6     Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

      11.7     No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

      11.8     Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

      11.9     Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. without the approval of the stockholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan,(iii) materially expand the classes of persons eligible to participate in the Plan, (iv) authorize the Company to reprice outstanding stock options, or

B. materially impair, without the consent of the recipient, an Incentive previously granted.

      11.10     Change of Control.

A. A Change of Control shall mean:

(i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Horizon’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 11.10(A)(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 11.10(A)(iii) hereof; or

(ii) individuals who, as of January 1, 2002, constituted the Board of Directors of Horizon (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Horizon’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Horizon) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Horizon’s outstanding Common Stock and Horizon’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Horizon, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of Horizon of a complete liquidation or dissolution of Horizon.

For purposes of this Section 11.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause (A)(i) or (A)(ii) of this Section 11.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or (A)(iv) of this Section 11.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Horizon without the necessity of action by any person. As used in the immediately preceding sentence, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C. No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 11.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this Section 11.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i) require that all outstanding options or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(iv) provide that thereafter, upon any exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

D. For the purposes of paragraph (iii) of Section 11.10(C), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Horizon in any such merger, consolidation or other reorganization,

(ii) the price per share offered to stockholders of Horizon in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to stockholders of Horizon in any transaction described in this Section 11.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

      11.11     Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

      11.12     Loans. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under this Plan, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under this Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

      This Amended and Restated 2002 Stock Incentive Plan of Horizon Offshore, Inc. is executed effective the       day of                     , 2003.

HORIZON OFFSHORE, INC.

By:

The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
1.	Election of Directors		2.	Approval of the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan.	☐	☐	☐
FOR
	all nominees	WITHHOLD			FOR	AGAINST	ABSTAIN
	listed below (except as marked to the contrary	AUTHORITY to vote for all nominees listed	3.	In his discretion, to vote upon such other business as may properly come before the annual meeting and any adjournments thereof.	☐	☐	☐
	below)	below
	☐	☐
Instructions: To withhold authority for any individual nominee, strike a line through the nominees’ name below.			By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.				☐

01 Edward L. Moses, Jr.		02 Phil D. Wedemeyer

Dated: _______________________________, 2003

Signature of Shareholder

Signature if held jointly

Please mark, sign, date and return this proxy promptly using the enclosed envelope.					Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hoff	Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site. You will be
prompted to enter your control
number, located in the box below, to
create and submit an electronic
ballot	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will
be prompted to enter your control
number, located in the box below,
and then follow the directions
	given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Horizon Offshore, Inc.
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 6, 2003

     The undersigned hereby appoints David W. Sharp proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of common stock of Horizon Offshore, Inc. (the “Company”) that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 6, 2003, and any adjournments thereof.

     Please specify your choices by marking the appropriate boxes on the reverse side. If no specific directions are given, this proxy will be voted FOR the nominees listed on the reverse side and for the approval of the Amended and Restated Horizon Offshore, Inc. 2002 Stock Incentive Plan. The individual designated on the reverse side will vote in his discretion on any other matter that may properly come before the meeting.

(Please See Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE